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                                                                     EXHIBIT 4.2

                      WELLS-GARDNER ELECTRONICS CORPORATION
                                OPTION AGREEMENT


         This Option Agreement is made as of _______________, 199__ (the "Grant Date") between you and Wells-Gardner Electronics Corporation (the "Company") pursuant to the Wells-Gardner Electronics Corporation 1999 Stock Purchase Plan as adopted effective January 1, 1999 (the "Plan"). Please read the Prospectus before reading this Option Agreement and completing the form on page 6. Please refer to the Plan for the definition of certain terms used in this Option Agreement. This Option Agreement is subject to all of the terms and conditions of the Plan, which are controlling. The Option (as defined below) granted hereunder is awarded pursuant to the Plan and is subject to the approval of the shareholders of the Company and the ratification and adoption of the Plan by the Board of Directors.

         IF YOU ACCEPT THE OPTION, YOU SHOULD EXECUTE PAGE 6, INDICATING THE AMOUNT OF YOUR PAYROLL DEDUCTION, AND RETURN IT TO THE COMMITTEE FOR THE STOCK PURCHASE PLAN, C/O CORPORATE SECRETARY, WELLS-GARDNER ELECTRONICS CORPORATION, 2701 NORTH KILDARE AVENUE, CHICAGO, ILLINOIS 60639. YOU MUST RETURN AN EXECUTED COPY OF PAGE 6 BY _______________, 1999.

         IF YOU DO NOT ACCEPT THE OPTION, YOU SHOULD EXECUTE PAGE 6 WHERE APPROPRIATE AND RETURN ONE COPY TO THE COMMITTEE FOR THE STOCK PURCHASE PLAN, C/O CORPORATE SECRETARY, WELLS-GARDNER ELECTRONICS CORPORATION, 2701 NORTH KILDARE AVENUE, CHICAGO, ILLINOIS 60639. IF PAGE 6 IS NOT RETURNED BY _______________, 1999, THE COMPANY WILL ASSUME YOU HAVE REJECTED THE OPTION.

         1. Option Grant. Subject to the terms and conditions of the Plan and this Option Agreement, the Company is pleased to grant to you the option (the "Option") to purchase shares of the Company's Common Stock at an option price per share that is the lesser of 85% of the Fair Market Value per share on the Grant Date or 85% of the Fair Market Value per share on the Exercise Date(s) (as defined in Section 2 below) (the "Option Price"). (The number of shares is described in Section 3, and depends, in part, on your contribution and the total contribution of all other Participants.)

         2. Exercise Schedule. The Option is exercisable on _______________________ [SPECIFY THE DATE OR DATES ON WHICH THE OPTION IS EXERCISABLE WITHIN THE LIMITS SET FORTH BY SECTION 423(B)(7) OF THE INTERNAL REVENUE CODE FOR THE OPTION PERIOD] (the "Exercise Date(s)") on the terms and conditions in the Plan and in this Option Agreement. As described in the Plan and Prospectus, there are certain circumstances under which the Option would no longer be exercisable and any of your money withheld, as described below, would be returned to you.

         3. Method of Option Exercise. By signing this Option Agreement, you are authorizing the Company or its Subsidiary for whom you are employed to deduct a specified amount from each paycheck for each payroll period during the Option Period. The deductions will begin on or about the date on which the payroll deduction form on page 6 of this Option


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Agreement must be returned to the Committee (as specified above), and will continue until the earliest of the Exercise Date, the date you suspend deductions or the date you withdraw from the Plan. The amounts deducted will be credited to your Account. No interest will accrue on any amounts held in your Account. All amounts will be held as general funds of the Company. At any time during the Option Period, you may notify the Company that you want to suspend or discontinue your contributions. If you suspend your contributions, your deductions will commence again only at such time and on such conditions as permitted by the Committee. If you discontinue contributions, you will receive the value of your Account in cash. Any notice to the Company must be on forms provided by the Company, and will be effective no earlier than ___ days after receipt by the Company unless otherwise agreed to by the Committee.

         On the Exercise Date, the value of your Account will be applied to purchase shares of Common Stock. On the Exercise Date, your Account will be reduced by the Option Price per share, multiplied by the maximum number of shares that can be purchased on such Exercise Date, subject to certain limits described in the Plan. If the total number of shares of Common Stock available for purchase on a particular Exercise Date are not sufficient to satisfy all Participants' requests, the Committee may reduce the number of shares of Common Stock to be purchased under this Option Agreement in the proportion that your payroll deductions bear to the payroll deductions of all Participants entitled to purchase shares of Common Stock on such Exercise Date. The number of shares you may purchase during the Option Period shall never exceed an amount equal to $2,083 divided by 85% of the Fair Market Value of a share of Common Stock on the Grant Date (rounded to the next lower whole share). The certificate for Common Stock purchased pursuant to this Option may be held by a custodian.

         4. Withholding. You hereby agree that the Company will have the right to withhold in all relevant payroll periods all federal, state, local and other taxes as a result of the exercise of the Option or the disposition of shares pursuant to an Option. If you are not an employee of the Company on an Exercise Date or the date on which occurs the disposition of shares, you agree to promptly make available to the Company, upon request, sufficient funds to meet these withholding requirements. Your shares will not be transferred unless you have previously made arrangements, satisfactory to the Company, to meet the withholding requirements.

         5. Nontransferability. This Option cannot be assigned, transferred (except as provided in this Option Agreement or the Plan), pledged or disposed of in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution. This Option is exercisable during your lifetime only by you or your appointed guardian or legal representative, and the Option is not subject to attachment or similar process. Any attempt to assign, transfer, pledge, or otherwise dispose of this Option contrary to these provisions will be null and void and without effect. Shares of Common Stock received upon the exercise of this Option are subject to any limited restrictions on transfer as are provided in the Plan or this Option Agreement.

         6. Plan. Notwithstanding any other provision of this Option Agreement, the Option is granted pursuant to the Plan, as adopted and in effect on the date hereof, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time. The Board has the right to amend the Plan, and the Board and the Committee have the right to amend this Option Agreement. The interpretation and construction by the Committee of the Plan, this Option Agreement, the Option, and such rules and regulations as may be adopted by


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the Committee for the purpose of administering the Plan, shall be final and binding upon you. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to you or any other person or entity then entitled to exercise the Option.

         You hereby acknowledge receipt of a copy of the Plan and the Prospectus.

         7. Requirements of Law. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares would constitute a violation of any provision of any law or regulation of any governmental authority, any Company policy or any rule or interpretation of the Plan established by the Committee. Specifically, in connection with the Securities Act, upon exercise of the Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by the Option, the Company shall not be required to issue such shares unless the Company has received evidence reasonably satisfactory to it to the effect that you are acquiring such shares for your own account, and unless the certificate issued representing the shares of Common Stock bears a legend determined appropriate by the Committee. At such time as, in the opinion of counsel for the Company, the legend is no longer required solely for compliance with applicable securities laws, then the holders of such certificates shall be entitled to exchange such certificates for certificates representing a like number of shares but without such legend. The Company shall not be obligated to deliver any shares of Common Stock upon exercise of the Option until there has been compliance with any tax withholding requirements, securities exchange listing or other requirements the Committee deems appropriate or as provided in this Option Agreement or in the Plan. At the Company's discretion, the certificate for the Common Stock issued may bear a legend stating that tax withholding requirements must be met to the Company's reasonable satisfaction before the shares can be transferred.

          8. Changes in Company's Capital Structure. The existence of the Option will not affect in any way the right or authority of the Company or its stockholders to make or authorize (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (b) any merger or consolidation of the Company's capital structure or its business; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof; (e) the dissolution or liquidation of the Company; (f) any sale or transfer of all or any part of its assets or business; or (g) any other corporate act or proceeding, whether of a similar character or otherwise. In the event of a Change in Control or other corporate restructuring provided for in the Plan, you shall have such rights, and the Committee shall take such actions, as are provided for in the Plan.

         9. Shareholder Rights. Until the Option shall have been duly exercised to purchase shares of the Common Stock granted hereunder and such shares have been officially recorded as issued on the Company's official shareholder records, no person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any such shares, and adjustments for dividends or otherwise shall be made only if the record date therefor is prior to the date such shares are recorded.

         10. Employment Rights. No provision of this Option Agreement or of the Option granted hereunder shall give you any right to continue in the employ of the Company or any


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Subsidiary, create any inference as to the length of your employment, affect the right of the Company or any Subsidiary to terminate your employment, with or without cause, or give you any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Subsidiary.

         11. Disclosure Rights. The Company shall have no duty or obligation to affirmatively disclose to you, and you shall have no right to be advised of, any material information regarding the Company or a Subsidiary at any time prior to, upon or in connection with the exercise of an Option or the Company's purchase of Common Stock in accordance with the terms of this Option Agreement.

         12. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to Committee for the 1999 Stock Purchase Plan, Corporate Secretary, Wells-Gardner Electronics Corporation, 2701 North Kildare Avenue, Chicago, Illinois 60639, and to your address as shown on the Company's payroll records, or to such other address as you, by notice to the Company, may designate in writing from time to time.

         13. Headings. The headings contained in this Option Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Option Agreement.

         14. Severability. If any provision of this Option Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provisions hereof, and this Option Agreement shall be construed as if such invalid or unenforceable provision were omitted.

         15. Successors and Assigns. This Option Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon you, and all rights granted to the Company hereunder, shall be binding upon you and your heirs, legal representatives and successors.

         16. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

         17. Other. This Agreement will be governed by the laws of the State of Illinois (other than its laws respecting choice of law). The Plan and this Option Agreement constitute the entire agreement between the Company and you with respect to the Option granted hereunder. This Option Agreement may be executed in counterparts. You agree to be responsible for any and all tax consequences to you with respect to your Option.



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         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by an officer thereof duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.


PARTICIPANT                                  WELLS-GARDNER
                                             ELECTRONICS CORPORATION

Signature:                                   By:
            ---------------------------            -----------------------------
                                             Title:
                                                   -----------------------------



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                      WELLS-GARDNER ELECTRONICS CORPORATION
                            1999 STOCK PURCHASE PLAN


I.       PARTICIPANT INFORMATION

         NAME                              SOCIAL SECURITY #
             ------------------------                       --------------------
         EMPLOYMENT DATE    /    /                     BIRTH DATE    /    /
                        ---- ---- ----                           ---- ---- -----
         PARTICIPATION DATE    /    /       LOCATION CODE
                           ---- ---- ----                -----------------------

II. PAYROLL SAVINGS ELECTION (Check the box next to either "a" or "b".)

a.      | |       I hereby elect to participate in the Plan and authorize a
                  payroll deduction of $______________ each pay period from my pay check. (The amount may not be less than $5.00 per pay period, nor more than $_________ during the entire Option
                  Period.)

                  I realize that any monies contributed into the Wells-Gardner Electronics Corporation 1999 Stock Purchase Plan will be held by Wells-Gardner Electronics Corporation without interest and issued to me in the form of:

                  - Wells-Gardner Electronics Corporation Stock certificates purchased on the Exercise Date(s); or

                  - A check for all monies paid to Wells-Gardner Electronics Corporation upon termination or per my request.

b.      | |       I hereby decline to participate in the Plan.

III.     CERTIFICATION

         I hereby certify that the information provided above is accurate and authorize Wells-Gardner Electronics Corporation to deduct from my earnings the amount stated above.


         I HAVE RECEIVED A COPY OF THE PROSPECTUS.


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               Participant's Signature                           Date


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                                    's Signature                 Date
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